Exhibit 10.5.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, made and entered into on the 1st day of August 2001, to be effective as of the 1st day of January 2001, by and between Kansas City Southern Industries, Inc. a Delaware corporation (“KCSI”) and Warren K. Erdman, an individual (“Executive”).

WHEREAS, KCSI and Executive have heretofore entered into an Employment Agreement, as amended and restated as of January 1, 2001 (the “Agreement”) pertaining to the employment of Executive by KCSI; and

WHEREAS, KCSI and Executive have determined that the first sentence of Paragraph 7(e) of the Agreement contains a scrivener’s error and, accordingly, does not correctly reflect the mutual understanding and intent of KCSI and Executive in entering into the Agreement; and

WHEREAS, KCSI and Executive desire to correct the aforementioned scrivener’s error in order that the Agreement shall correctly reflect the mutual understanding and intent of KCSI and Executive in entering into the Agreement.

NOW, THEREFORE, it is agreed by and between KCSI and Executive as follows:

1. The first sentence of Paragraph 7(e) of the Agreement is amended, effective as of January 1, 2001, to read as follows:

Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, KCSI may terminate the employment of Executive (the “Termination”), but unless such Termination is for Cause as defined in subparagraph (g) or for disability, within five (5) days of the Termination KCSI shall pay to Executive his full base salary through the Termination, to the extent not theretofore paid, plus a lump sum amount (the “Special Severance Payment”) equal to the product (discounted to the then present value on the basis of a rate of seven percent (7%) per annum) of (i) 160% of his annual base salary specified in Paragraph 7(a) multiplied by (ii) Two; and Specified Benefits (excluding any incentive compensation) to which Executive was entitled immediately prior to Termination shall continue until the end of the 3-year period (“Benefits Period”) beginning on the date of Termination.

2. Except as amended pursuant to paragraph 1, above, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 13th day of August 2001, to be effective as of the 1st day of January 2001.

KANSAS CITY SOUTHERN INDUSTRIES, INC.

By:	/s/ Michael R. Haverty
Michael R. Haverty
President and CEO

EXECUTIVE

/s Warren K. Erdman
Warren K. Erdman

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